Exhibit 4.6

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of March 31, 2020, by and among Angion Biomedica Corp., a Delaware corporation (the “Company”), and the persons identified as Investors on Schedule A hereto that have executed a counterpart signature page, as Schedule A may be amended from time to time to include new Investors (the “Investors,” and each individually, an “Investor”).

WHEREAS, certain of the Investors (the “Existing Investors”) have previously been granted  registration rights pursuant to a Registration Rights Agreement, dated as of July 5, 2018, by and among the Company and such Existing Investors (the “Prior Agreement”).

WHEREAS, the Existing Investors are holders of a majority of outstanding Registrable Securities (as defined in the Prior Agreement), and desire to amend and restate and terminate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

WHEREAS, certain of the Investors are parties to that certain Subscription Agreement as of even date herewith by and among the Company and certain of the Investors relating to the purchase of shares of the Company’s Series C Cumulative Convertible Preferred Stock(the “Series C Preferred Stock” and such Subscription Agreement, as amended from time to time, the “New Preferred Stock Subscription Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding a majority of outstanding Registrable Securities, and the Company.

WHEREAS, certain investors are parties to those certain (i) Subscription Agreements, dated December 24, 2019, January 3, 2020, January 6, 2020 and March 10, 2020, by and among the Company and certain of the investors (as may be amended from time to time, the “Existing 12% Note Subscription Agreement”), pursuant to which such investors purchased 12% convertible notes (the “Existing Notes”) and (ii) Subscription Agreements, dated January 14, 2020 by and among the Company and certain of the investors (as may be amended from time to time, the “Existing Series C Preferred Stock Subscription Agreement”) pursuant to which such investors  purchased Series C Preferred Stock (the “Existing Preferred”) and were granted certain registration rights with respect thereto.

WHEREAS, each of the investors that are parties to the Existing 12% Note Subscription Agreement and the Existing Series C Preferred Stock Subscription Agreement desire to become an “Investor” by signing a counterpart signature page hereto.

WHEREAS, after the date hereof, the Company proposes to issue new 12% Notes (the “New Notes”) pursuant to one or more Subscription Agreements by and among the Company and the purchaser of the new Notes (as may be amended from time to time, the “New 12% Note Subscription Agreement”) and such new Investors will join in and become parties to this Agreement.

NOW, THEREFORE, as an inducement to certain of the Investors to consummate the transactions contemplated by the Existing New Preferred Stock Subscription Agreement, to facilitate any future public offering of the Company’s securities, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Existing Investors hereby covenant and agree that the Prior Agreement shall be amended and restated, superseded and replaced in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1.                                      Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Charter” means Company’s Amended and Restated Certificate of Incorporation in effect as of the date hereof.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Convertible Notes” shall mean, collectively, (i) the New Notes and (ii) the Existing Notes.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Registrable Securities” shall mean (i) any shares of Common Stock issuable to the Investors upon the conversion of the Convertible Notes held by the Investors, (ii) any shares of Common Stock issuable to the Investors upon the conversion of the Series C Preferred Stock held by the Investors;, (iii) any securities deemed to be Registrable Securities under the Prior Agreement and (iv) any shares of Common Stock issued to the placement agents, or issuable upon exercise of warrants issued to the placement agents or their designees as compensation for the offering of the Series C Preferred Stock, the Existing Notes or the New Notes, including their transferees  excluding however, (x) any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 11, and excluding any (y) shares for which registration rights have terminated pursuant to Section 14 of this Agreement.

“Registration Expenses” shall mean the expenses so described in Section 6 hereof.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Investor, except for the fees and disbursements of the selling Investors’ counsel borne and paid by the Company as provided in Section 6.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

All other capitalized terms not defined herein shall have the meaning set forth in the 2020 Subscription Agreement unless otherwise indicated.

2.                                      Demand Registration.

(a)                                 At any time after one hundred eighty (180) days after the initial public offering of the Company’s Common Stock pursuant to an effective registration under the Securities Act (the “IPO”), the holders of Registrable Securities may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in the manner specified in such request.  Upon receipt of such request, the Company shall promptly deliver notice of such request to all Investors holding Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration.  If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon such Person’s participation in such underwritten public offering and the inclusion of such Person’s Registrable Securities in the underwritten public offering to the extent provided herein.  If, following such notice to Investors, the holders of at least thirty-three percent (33%) of the Registrable Securities (or a lesser percent if the anticipated aggregate offering price, net of Registration Expenses and Selling Expenses, would exceed $10 million) request to participate in such registration under the Securities Act within the thirty (30) day period described above, the Company will use its reasonable best efforts to expeditiously effect the registration of all Registrable Securities whose holders request to participate in such registration under the Securities Act, but only to the extent provided for in this Agreement; provided, however, that the Company shall not be required to effect registration pursuant to a request under this Section 2 more than two (2) times for the holders of the Registrable Securities as a group.  Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Section 4 (or have waived their right to join) and in which there shall have been effectively registered all Registrable Securities as to which registration shall have been requested.  A registration will not count as a requested registration under this Section 2(a) unless and until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating shareholders; provided, however, that a majority in interest of the participating holders of Registrable Securities may request, in writing, that the Company withdraw a registration statement which has been filed under this Section 2(a) but has not yet been declared effective, and a majority in interest of such holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2(a).

(b)                                 If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, that the shares to be excluded shall be determined in the following order of priority:  (i) persons not having any contractual or other right to include such securities in the registration statement, (ii) securities to be registered by the Company pursuant to such registration statement and, if necessary, and (iii) Registrable Securities.  If there is a reduction of the number of Registrable Securities pursuant to clause (iii), such reduction shall be made on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

(c)                                  With respect to a request for registration pursuant to Section 2(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the holders of a majority of the Registrable Securities to be sold in such offering (which approval will not be unreasonably withheld or delayed).  The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred twenty (120) days following the effective date of any registration required pursuant to this Section 2.

3.                                      Form S-3.

After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form S-3 (or any successor form) under the Securities Act. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, Investors holding not less than 15% of the  Registrable Securities shall have the right to require the Company to file registration statements on Form S-3 (or any successor form) for the Registrable Securities held by such requesting holders.  Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders.  The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration.  The Company shall use its best efforts to effect promptly the registration of all shares on Form S-3 (or a comparable successor form) to the extent requested by such holders.  The Company shall use its best efforts to keep such registration statement effective until the earlier of 90 days or until such holders have completed the distribution described in such registration statement.

4.                                      Piggyback Registration.

If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so.  Upon the written request of any of such holders of the Registrable Securities, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter.

5.                                      Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to promptly effect the registration of any of its securities under the Securities Act, the Company will:

(a)                                 use its commercially reasonable efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

(b)                                 use its commercially reasonable efforts to diligently prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the holder or holders have completed the distribution described in such registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c)                                  furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d)                                 use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e)                                  within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;

(f)                                   promptly notify each selling holder of Registrable Securities, such selling holder’s counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(g)                                  use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h)                                 cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock of the Company is then listed or quoted (or if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

(i)                                     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

(j)                                    make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter, such financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

(k)                                 enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its commercially efforts to facilitate the public offering of the securities;

(l)                                     if requested by the underwriters for an underwritten public offering, commission the preparation of and use commercially reasonable efforts to deliver to such underwriters (A) a customary opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a customary “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein);

(m)                             otherwise use commercially reasonable efforts to cooperate in good faith with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement; and

(n)                                 during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

6.                                      Expenses.  All expenses incurred by the Company or the Investors in effecting the registrations provided for in Sections 2, 3 and 4 (other than Selling Expenses), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of majority in interest of the participating holders of Registrable Securities to be registered (in which case all participating holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless a majority in interest of the participating holders of Registrable Securities agree to forfeit their right to one registration pursuant to Section 2, as the case may be.  All Selling Expenses relating to Registrable Securities registered pursuant to Sections 2, 3 and 4 shall be borne and paid by the participating holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

7.                                      Indemnification.

(a)                                 The Company shall indemnify and hold harmless each Investor that is a selling holder of Registrable Securities (including its partners (including partners of partners and shareholders of such partners)), each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the “Indemnified Investor”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Investor may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (as defined in Rule 433 of the Securities Act) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration.  Except as otherwise provided in Section 7(d), the Company shall reimburse each such Indemnified Investor in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Investor in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto or Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company by such Person specifically for use therein; and provided further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus or Issuer Free Writing Prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Indemnified Investor and shall survive transfer of such securities by such seller.

(b)                                 Each Investor holding any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively also the “Indemnified Person” and, together with the Indemnified Investor, the “Indemnified Parties”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Investor, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or (ii) any omission or alleged omission by such selling Investor to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto or Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company by such selling Investor specifically for use therein.  Such selling Investor shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Investor for indemnification under this Section 7 in its capacity as a seller of Registrable Securities exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Investor, or (ii) the  amount equal to the net proceeds to such Investor of the securities sold in any such registration; and provided further, however, that no selling Investor shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus or Issuer Free Writing Prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c)                                  Indemnification similar to that specified in Sections 7(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d)                                 In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 7(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(e)                                  If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages expenses or liabilities referred to therein, then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investor, or Investors and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Investors and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the Investors, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities.

In no event, however, shall an Investor be required to contribute under this Section 7(e) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Investor or (ii) the net proceeds received by such Investor from its sale of Registrable Securities under such registration statement.  No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f)                                   The amount paid by an indemnifying party or payable to an Indemnified Party as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred.  The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties.  No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.

8.                                      Compliance with Rule 144.  In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules).  The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules).  After the occurrence of the first underwritten public offering of Common Stock of the Company pursuant to an offering registered under the Securities Act on Form S-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

9.                                      Rule 144A Information.  The Company shall, upon written request of any Investor, provide to such Investor and to any prospective institutional transferee of the Common Stock designated by such Investor, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Investor may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

10.                               Postponement.  The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve month period, if the Company determines reasonably and in good faith that such registration would have a material adverse effect on the Company (a “Black Out Period”).  Upon notice of the existence of a Black Out Period from the Company to any Investor or Investors with respect to any registration statement already effective, such Investor or Investors shall refrain from selling their Registrable Securities under such registration statement until such Black Out Period has ended; provided, however, that the Company shall not impose a Black Out Period with respect to any registration statement that is already effective more than once during any period of twelve (12) consecutive months and in no event shall such Black Out Period exceed sixty (60) days.

11.                               Transferability of Registration Rights.  The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities.  Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

12.                               Rights Which May Be Granted to Subsequent Investors.  Other than permitted transferees of Registrable Securities under Section 11 and any purchasers of Convertible Notes of the Company pursuant to the 2020 Subscription Agreement or the Existing Subscription Agreement, the Company shall not, without the prior written consent of holders of at least a majority of the Registrable Securities, (a) allow purchasers of the Company’s securities to become a party to this Agreement or (b) grant any other registration rights other than any incidental or so called piggyback registration rights to any third parties that are not inconsistent with the terms of this Agreement.

13.                               Reporting Status.  Following the Company’s IPO and through the earlier of (x) the third anniversary of the IPO and (y) the date on which any Investor retains the right to request registration or inclusion of Registrable Securities in any registration statement pursuant to this Agreement, the Company shall file in a timely manner (or, with respect to Form 8-K reports, shall use its commercially reasonable efforts to file in a timely manner) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

14.                               Listings or Quotation.  Company shall use its commercially reasonable efforts to obtain the listing or quotation of its Common Stock on the Nasdaq Global Market at such time that it is eligible to do so, subject to the right of the Company’s Board of Directors to delay listing if it determines that any such delay is in the best interests of the Company’s shareholders. In connection therewith and to the extent eligible to do so, the Company shall apply to list or quote all of the Note Conversion Shares (as defined in the 2020 Subscription Agreement) on such trading market and promptly secure the listing of all of the Note Conversion Shares on such trading market. The Company further agrees, if the Company applies to have its Common Stock traded on any other trading market, it will then include in such application all of the Note Conversion Shares, and will take such other action as is necessary to cause all of the Note Conversion Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of the Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market. Following eligibility to do so, the Company agrees to obtain and thereafter maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company, including, without limitation, by timely payment of fees to the Depository Trust Company in connection with such electronic transfer.

15.                               Termination.  The right of any Investor to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2, 3 and 4 (and with respect to its covenants in Section 5) and any other rights set forth in this Agreement shall terminate and be of no further force or effect upon the earliest of (a) the consummation of either (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from Stockholders of the Company shares representing a majority of the outstanding voting power of the Company or (ii) a Liquidation Event (as defined in the Charter), (b) such time as Rule 144 under the Securities Act (or any comparable successor rules) or another similar exemption under the Securities Act is available for the sale of all of such Investor’s shares without limitation during a three-month period without registration, (c) the fifth anniversary of the IPO, and (d) the consent of (i) the Company and (ii) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding Convertible Notes held by the Investors.

16.                               Miscellaneous.

(a)                                 Amendments.  The provisions of this Agreement may be amended or waived, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Registrable Securities; provided, however, that no provision of this Agreement may be amended or waived and the Company may not take any action herein prohibited or omit to perform any act herein required to be performed by it without the written consent of an Investor if such amendment, waiver, action or omission materially, adversely and disproportionately affects such Investor in a manner different than all other Investors; provided, further that Schedule A hereto may be amended by the Company from time to time to add information regarding additional Subscribers under the 2020 Subscription Agreement or the Existing Subscription Agreement) without the consent of the other parties hereto.  For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

(b)                                 Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), emailed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

To the Company:                                                   Angion Biomedica Corp.
456 Montgomery Street, Suite 1200San Francisco, CA  94104
Attention:  Jay Venkatesan, CEO
Email: ***

With copies to:                                                              Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention:  Miles Jennings
Email: ***

and

Crowell & Moring, LLP
590 Madison Avenue
New York, NY 10022
Attention:  Paul J. Pollock
Email: ***

If to the Investors or any other holder of Registrable Securities:  At the addresses, facsimile numbers or email addresses shown on the signature pages hereto or at such Person’s address for notice as set forth in the books and records of the Company;

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a).  All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to conflict of laws principles thereof.

(d)                                 Dispute Resolution.

(i)                                     All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration before JAMS/Endispute, Inc. (“JAMS”), or its successor.  The arbitration shall be held in San Diego, California before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS unless specifically modified herein.

The parties covenant and agree that the arbitration shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto.  In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third party witnesses.  In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.  However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission.  In connection with any arbitration,  each party shall provide to the other, no later than (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert.  The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator.  The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.  The arbitrator shall not have the power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein.  The arbitrator may in his or her discretion assess costs and expenses (including reasonable legal fees and expenses of the prevailing party) against any party to a proceeding.  Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorney’s fees, incurred by the other party in enforcing the award.  This Section 15(d)(i) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.  The provisions of this Section 15(d)(i) shall be enforceable in any court of competent jurisdiction.

The parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration.  The parties will share equally in the fees and expenses charges by JAMS.

(ii)                                  Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated hereby and further consents to the jurisdiction of the courts of San Diego, California for the purposes of enforcing the arbitration provisions of this Section 15(d) above.  Each party further irrevocably waives any objection to proceeding before JAMS based upon lack of personal jurisdiction or to the laying of the venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS has been brought in an inconvenient forum.  Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given.  Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

(e)                                  Damages.  The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

(f)                                   Counterparts.  This Agreement may be executed in two or more facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)                                  Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(h)                                 Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional Convertible Notes or Series C Preferred Stock after the date hereof pursuant to the 2020 Subscription Agreement (or otherwise), any purchaser of such Convertible Notes or Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  Any holder of Existing Notes may also become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

(i)                                     Integration; Effect on Prior Agreement.  This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the execution and delivery of this Agreement by (x) the Company and (y) the holders of at least a majority of the outstanding Registrable Securities under the Prior Agreement, the Prior Agreement shall automatically be amended and restated, terminated and superseded in its entirety as set forth in this Agreement.  Upon the execution and delivery of this Agreement by (x) the

Company and (y) the holders of at least a majority of the principal amount of the Existing Notes, the obligations of the Company set forth in Section 6(g) of the Existing Subscription Agreement shall be automatically and irrevocably waived with respect to all holders of Existing Notes and/or Series C Preferred Stock.  Such consent and waiver shall be in full force and effect regardless of any amendment or other waiver to the Existing Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

ANGION BIOMEDICA CORP.

By:	/s/ Jay Venkatesan
Name: Jay Venkatesan
Title: Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

INVESTORS:

[Name]
by

By:
Name:
Title:

Addresses for notices:

with a copy (which shall not constitute notice) to:

Investors are signing on to the Amended and Restated Registration Rights Agreement via their execution of the Omnibus Signature Page to the Subscription Agreement.

[Signature Page to Amended and Restated Registration Rights Agreement]

Schedule A

Investors
Aaron Segal
ACNYC, LLC
Aditi Patidar
Adolfo & Donna Carmona
Adrienne M. Baker
Advanta IRA Services, LLC FBO Fazal M. Dasankop IRA 8003257
AKS Family Partners
Alan McIntyre
Alan Mendelson
Albert Gentile & Hiedi Gentile
Albert Pezone
Alexander J. Brown Trust
Alexandra Koeppel
Alice Gay Thames
Allan L. Hale
Allan Lipkowitz Revocable Living Trust 8/26/05
Allan W. Rothschild
Altamont Pharmaceutical Holdings, LLC
Aman Patel
Amit Patel
Andrew and Melissa Fisher
Andrew Brenner
Andrew Bullitt
Andrew Sigesmund, the Jorie Sigesmund Trust UTD 11/16/2012
Ariel Belilo
Arvind Mehta MD APHC DBP
Arvind Patel
Ashit and Minaxi Vijapura
Ashwin N. and Achala A. Patel
Atul Wadhwa

Investors
B3 Group LLC
Bader Family Foundation
Barry Shemaria
Basil Palmeri
Belinda L. Overman
Benjamin Cuby
Bhikhabhai M. Nayi
Bralina Group
Brenda & Dave Rickey Family Foundation
Brendan Brew
Brian & Andrea Fischhoff
Brian Eliot Peierls
Bruce & Donna Haverberg
Bruce and Mitsie Levy
Bruce E. Walenczyk
Bruce Seyburn
Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12/22/1994
Bryan Ezralow as Trustee of the Marc Ezralow Irrevocable Trust u/t/d 06.01.2004
Bryant Fong
Campbell W. Brashier, Paul G. Brashier as Custodian
Caravella MD, P.C., Dr. Peter A.
Casimir S. Skrzypczak
Cayce Denton
CCM Holdings
CCM Holdings (assigned from Scott Gottlieb)
Charles Freeland
Charles Loegering
Charmi Vijapura
Christopher F. Davis
Christopher Washburn
Clay Lebhar
Clyde Smith McGregor & LeAnn Pedersen Pope Revocable Trust U/A/D 10/22/16

Investors
CVI Investments, Inc.
Daniel Michael
Darren M. Rothschild
Daryl I. Flatte
David and Susan Stollwerk
David Brady
David Cuby
David Horberg
David Landskowsky
David W. Brashier
Deardorf 1987 Family Trust
Deccan Pacific Ventures, LLC
Deepen Patel
DeLoach LS Inv. LLC
DeLoach, Jr., Dennis R. & Faye M.
Desai Patel Family Trust dtd 4.18.18
Dharmendra Kanubhai Patel
Dipen Maun
Domenic Strazzulla
Donald Sesterhenn
Douglas Rivers
Due Mondi Investments Ltd
Dyke Rogers
E. Jeffrey Peierls
Edward & Edna Elbaor Family Ltd Partnership #2
Edward O’Connell
Edwin Cooperman Revocable Trust
EISA-ABC LLC
Elevado Investment Company, LLC
Emerson 1993 Family Trust
Emerson Family Foundation
Emerson Partners
EMSE, LLC, a Delaware limited liability company
Equity Institutional Company Custodian FBO Marshall S. Ezralow Roth IRA
Eric Lazar

Investors
Eric Rubenstein
F. Henry Beguelin
Finsbury Trust Company Limited as Trustees of the Joe Cuby Trust
Finsbury Trust Company Limited as Trustees of the Midat Education Trust
Fortezza Investments, LP
FourJr Investments LTD
Francis E. Cueto 2008 Trust dated January 8, 2008
Frederick B Epstein
Frederick B Epstein as TTEE of the F B Epstein MD PA Pension TR U/A DTD 12-30-94
G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust OTO 1-11-2000
Gay H. Carnahan
George Pontikes
Gerald B. Lichtenberger
Gerald P. Mondell
Gerald Yanowitz
Gilbert S. Omenn Revocable Trust
Gubbay Investments LLC
H. Investment Company, LLC
Hackett Family Trust
Hema and Vimal Shah
Hemal Dubal
Himanshu M. Patel
Hiren Patel
HOPLAND LIMITED
Horberg Enterprises LP
Howard and Susan Kalka
Howard Kalka
Howard Portfolio Management LLC
Howard Stringer
Howard Yee
Hudson A. Mead
Inamdar, Vatsal and Kodali, Visali

Investors
Ira Gaines
Ira L. Lazar
Iroquois Capital Investments Group, LLC
Iroquois Master Fund, Ltd
Irwin Gruverman
Itzhak D. Goldberg
J. Steven Emerson
J. Steven Emerson IRA R/O II Pershing LLC as custodian
J. Steven Emerson Roth IRA Pershing LLC as Custodian
Jack W. Schuler Trust
James Fingleton
James H. Wiesenberg
James L. Dritz
Jan Arnett
Jared A. Brashier
Jason B. Rothschild
Jatin Sheth
Jawahar and Vijay Taunk
Jay M. Haft
Jay Venkatesan
Jayesh K. & Bela J. Patel
Jeffrey Overman
Jeremiah Callaghan
Jigneshkumar Patel
Jimmy R. Hasley
JL 1 Investments, LLC
JMG Capital Management LLC 401K
Joan L Bonanno TTE U/A DTD 12/05/2002 By Joan L Bonanno
Joel Kanter
Joel L. Hochman Revocable Trust UAD 12/8/1994
Joel Yanowitz
John E. Kyees
John Joubert
John Pescatelli

Investors
John V. Wagner
Jon Plexico
Joseph & Frances Simek Family Investments Limited Partnership
Joseph and Frances Simek Limited Partnership
Joseph O. Manzi
Juli-Ann Cialone
Julie Yangkao
Kadi Family Trust
Kara Lynn Hart
Karen Brophy
Karen Kang
Karen Wilson
Kathleen Levinstim
Keith Gelles
Kent Tucker Andersen
Kimberly Bechtle
Kirby Frank
Kumar Patel
Larry Johnson
Lars Bader
Lawrence A. & Ellen K. Siuta
Lee J. Seidler Revocable Trust DTD 4/12/1990
LeLephant Capital LLC
Linda Pastore
Lindsey McGrandy
Liss Capital LLC
LP MITZ ZHU YAN
Mackie Klingbeil
Marc Ezralow as Trustee of the Marc Ezralow 1997 Trust u/t/d 11/26/1997
Marc Ezralow as Trustee of the SPA Trust u/t/d 09/13/2004
Marc Klein Living Trust
Marjorie Kaufman

Investors
Mark L. Friedman
Marshall Marcus
Matthew Headington
Matthew Strobeck
Maulik Trivedi & Manisha Trivedi
Mazda Holdings L.L.L.P.
Mena, Argjent and Sabani, Largime
Meryle Evans Family Trust
Michael Cuby
Michael E. Meyers
Michael E. Portnoy
Michael J. Pierce
Michael Mainero
Michael Stark
Millennium Metal Corp. 401(K) Plan f/b/o Michael A. Lazarus
Morgan Investments LP
MSW REV TRUST
NEHALE PE DEHLA LLC
Nikhil Patel
Nileshkumar C. Patel
Niranjana M. Patel
Northlea Partners
Northlea Partners LLLP
OHB Family Trust
Pacific Capital Management, LLC
Pamela & Russell Baker
Pamela M. Baker & Russell S. Baker
Parikh and Amin Ventures LLC
Park West Investors Master Fund, Limited
Park West Partners International, Limited
Paul Brashier
Paul Conway
Paul Loeb
Paula Krengel
Pershing LLC as Custodian Preeti Shah Rollover IRA

Investors
Peter Morimoto
Peter S. Kastner
Peter Suomi
Peter Wen
Philip Cannella
Pieter Boelhouwer
Piyush Patel
Praful Patel
Pranjal Jain
Provident/Universal 401(k)/Curtin
PRS 1 Investments, LLC
PRS 2 Capital, LLC
Rajan Patel
Rajendra S. Baliga
Rajesh and Suny Patel
Rajesh Patel
Rajeshkumar C. Patel
Rakesh K. Sharma
Rakesh Shah
Ramanath S. Rao
Rameshchandra Dabhi
Raphael Tshibangu
Rathin S. Patel
Raymond J Bonanno TTE U/A DTD 12/05/2002 By Raymond J Bonanno
Rene Levinson
Richard A. Brown Trust
Richard D. Rivers
Richard David
Richard Mish
Rickey Family Trust dtd 3/22/16
Robert Caione
Robert E. Kristal
Robert G. Curtin
Robert H. Fleet
Robert Harrigan

Investors
Robert Stanton
Roger C. Pastore
RS & VS LTD
Ruhin & Griffin Brys JTWROS
Russell S. Dritz
Russell Steward
SAGE Brakeman, LLC
Sal DeStefano
Salmon Goldberg
Samuel Krengel
Samuel S. Wu
Satterfield Vintage Investments, LP
Saurabh Shah and Smita S. Shah
Sawhney Family Trust
SBM Trust
Schuler Grandchildren LLC
Scott Cardone
SDL Ventures, LLC
Serial Capital
Shahzad and Betty Mossanen
Shannon B. Downs Trust, dated January 18, 2018
Shawn Pobiner
Silver Sage Capital, LLC
Soloman R. Seruya
Stephanie Schambon
Stephen D McMurray and Barbara M McMurray Family Trust dated April 4, 2013
Stephen R. Mut
Steve M. Aydin
Steve Nicholson
Steven J. Evans
Steven M. Cohen
Steven Nicholson
Steven Wulfsohn
Sudhir and Usha Agarwal

Investors
Sundip Patel
Sunil Gupta
Sunil J. and Prity S. Vaidya
Sunil-Kumar S. Reddy
Suzanne B. Engel
T.R. Winston & Company LLC
Tali Greenspon
Tanya Eva Schuler Trust
The 2000 Welch Charitable Remainder Unitrust II dtd 3/2/2000
The Belinda L. Overman 2012 Delaware Trust
The Foster Family Trust
The Glen Sato & Hope G. Nakamura Trust dtd 11/01/01
The JS Grandchildren Trust
The Kindgom Trust Company, Custodian, FBO J. Steven Emerson Roth IRA A/C# 15010261
The Overman Family Trust
The Peierls Bypass Trust
The Peierls Foundation, Inc.
The Schuler Descendants Trust
The Schweitzer 2007 Trust
Therese Heidi Schuler Trust
Thomas and Catherine Goodwin
Thomas W. Goodwin & Mary Ellen Goodwin
Tim Herrmann
Tim Sperling
Timothy C. Grogan
Tino Hans Schuler Trust
Todd Adrien Gallinek
Todd Alexander
Todd Harrigan
Tom Glaser
Tracy Rubenstein
Trieber Ventures, LLC

Investors
Trust Under Article III of the Thomas E. Brophy 2004 Grantor Retained Annuity Trust dtd 3/2/04
Tubus Management LLC
UD E.F. Peierls for Brian E. Peierls
UD E.F. Peierls for E. Jeffrey Peierls
UD E.S. Peierls for E.F. Peierls et al
UD Ethel F. Peierls Charitable Lead Trust
UD J.N. Peierls for Brian Eliot Peierls
UD J.N. Peierls for E. Jeffrey Peierls
Upchurch Family Trust
Utkarsh Patel
UW E.S. Peierls for Brian E. Peierls - Accumulation
UW E.S. Peierls for E. Jeffrey Peierls - Accumulation
UW J.N. Peierls for Brian E. Peierls
UW J.N. Peierls for E. Jeffrey Peierls
Vassar Biotech Investments LLC
Victor Ganzi
Victor Jacob Coleman
Vijay and Tejal V. Patel
Vijay Patel
Vikram Patel
Virginia Plexico
Yisroel & Chana Brauner